Exhibit 11

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

The information required by this Exhibit is set forth in the Consolidated Statements of Income for the Years Ended December 31, 2003, 2002 and 2001 and Note 1 “Significant Accounting Policies - Earnings Per Share” on pages 29 and 33 of the Company’s 2003 Annual Report, which sections are incorporated herein by reference.

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